FINANCIAL ASSET SECURITIES CORP.
Soundview Home Loan Trust 2006-OPT1
Asset-Backed Certificates, Series 2006-OPT1

UNDERWRITING AGREEMENT

March 7, 2006

To the Underwriters named on the signature page hereof

Ladies and Gentlemen:

Financial Asset Securities Corp., a Delaware corporation (the “Company”), proposes to sell to Greenwich Capital Markets, Inc. (“RBS GC”), and WaMu Capital Corp. (“WaMu” and, together with RBS GC, the “Underwriters”), its Soundview Home Loan Trust 2006-OPT1 Certificates in the classes, in the respective original principal amounts and with the designations set forth in Schedule I hereto (the “Offered Certificates”). Only the Offered Certificates are being purchased by the Underwriters hereunder. The Offered Certificates, together with the Class M-9, Class M-10, Class M-11, Class C, Class P, Class R and Class R-X Certificates (collectively, the “Certificates”), will be issued by the Company pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”), dated as of March 1, 2006, among the Company, as depositor, Option One Mortgage Corporation, as originator, sponsor and servicer (the “Originator”, “Sponsor” and “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Each Certificate will evidence the holder’s beneficial ownership in a trust fund (the “Trust Fund”), created pursuant to the Pooling Agreement, and consisting primarily of adjustable rate, residential mortgage loans (the “Mortgage Loans”) secured primarily by first liens on one- to four-family residential properties. The Offered Certificates are described more fully in Schedule I hereto and in the Final Prospectus Supplement furnished to the Underwriters by the Company and referred to below.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling Agreement.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling Agreement.

1.  Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that as of the date hereof and as of the Closing Date:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement was declared effective on the date set forth in Schedule I hereto. The Company meets the requirements for use of Form S-3 under the Securities Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with the Securities Act and the rules and regulations thereunder (“the Regulations”). Copies of such registration statement have been delivered by the Company to the Underwriters. Such registration statement, as of its effective date, and each amendment thereto to the date of this agreement, as of its effective date, including all exhibits thereto, is hereinafter called the “Registration Statement.” The Company proposes to prepare and file with the Commission pursuant to Rule 424 and Rule 433 under the Securities Act a final prospectus dated September 26, 2005 (the “Base Prospectus”), a free writing prospectus dated March 3, 2006, relating to the Offered Certificates (the “Pricing Free Writing Prospectus”) and a final prospectus supplement dated March 7, 2006, relating to the Offered Certificates (the “Final Prospectus Supplement”). The Base Prospectus and the Pricing Free Writing Prospectus relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 433(d) are hereinafter together called the “Pricing Free Writing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.” Each of the Pricing Free Writing Prospectus and the Final Prospectus is referred to herein as a “Prospectus.” References herein to a Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Final Prospectus and incorporated by reference in the Final Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date that is incorporated by reference in the Registration Statement.

(b)  (i) The Registration Statement, the Pricing Free Writing Prospectus and the Final Prospectus conform, and any further amendments or supplements to the Registration Statement or the Final Prospectus will conform when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Regulations thereunder, (ii) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Free Writing Prospectus, as of its date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to (x) information omitted from the Pricing Free Writing Prospectus but included in the Final Prospectus, (y) information contained in the Pricing Free Writing Prospectus that has been modified in the Final Prospectus or (z) information contained in or omitted from the Registration Statement or either Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter, directly or through RBS GC, as representative of the Underwriters, expressly for use therein, as specified in Exhibit A hereto (the “Underwriters’ Information”) and (iv) the Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with the Underwriters’ Information.

(c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and as described in the Final Prospectus, and to enter into and perform its obligations under this Agreement, the Pooling Agreement, the Mortgage Loan Purchase Agreement, dated as of March 7, 2006, among Option One Mortgage Corporation, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, Option One Owner Trust 2005-7, Option One Owner Trust 2005-8, Option One Owner Trust 2005-9 (collectively the “Sellers”) and the Company (the “Mortgage Loan Purchase Agreement”).

(d)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

(e)  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(f)  Each of the Pooling Agreement and the Mortgage Loan Purchase Agreement (collectively, the “Other Agreements”), when executed and delivered as contemplated thereby, will have been duly and validly authorized, executed and delivered by the Company; and each of the Other Agreements and this Agreement, when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the Mortgage Loan Purchase Agreement, limitations of public policy under applicable securities laws.

(g)  As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling Agreement and delivered to the Underwriters for the account of the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The Offered Certificates, will not be “mortgage related securities,” as such term is defined in the singular in the Exchange Act and as such term is defined in the singular in the Secondary Mortgage Market Enhancement Act of 1984.

(h)  As of the Cut-off Date, each of the Mortgage Loans will meet the criteria for selection to be described in the Pricing Free Writing Prospectus and the Final Prospectus and will conform to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

(i)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. None of (i) the issuance and sale of the Offered Certificates, (ii) the execution and delivery by the Company of this Agreement and the Other Agreements, (iii) the consummation by the Company of any of the transactions herein or therein contemplated, and (iv) the compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and the Other Agreements or (ii) the business, operations, financial conditions, properties or assets of the Company.

(j)  There are no actions or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Other Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the Other Agreements, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Other Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

(k)  Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.

(l)  Immediately prior to the assignment of the Mortgage Loans to the Trustee as contemplated by the Pooling Agreement, the Company (i) had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, “Liens”), (ii) had not assigned to any Person any of its right, title or interest in and to such Mortgage Loans or in the Pooling Agreement and (iii) will have the power and authority to (x) sell such Mortgage Loans to the Trustee, and upon the execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired all of the Company’s right, title and interest in and to the Mortgage Loans and (y) sell the Offered Certificates to the Underwriters, and upon delivery to the Underwriters of the Offered Certificates pursuant to this Agreement, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Company.

(m)  Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates nor the activities of the Trust Fund pursuant to the Pooling Agreement will cause the Company or the Trust Fund to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(n)  The Pooling Agreement, the Mortgage Loan Purchase Agreement and the Offered Certificates conform or will conform, as of the Closing Date, in all material respects to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

(o)  The Company is not and, as of the date on which the first offer of the Offered Certificates is made, will not be an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(p)  There has not been any material adverse change in the business operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Other Agreements.

(q)  There are no contracts, indentures, or other documents of a character required by the Securities Act or by the Regulations thereunder to be described or referred to in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

(r)  All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Offered Certificates pursuant to this Agreement and the Other Agreements have been or will be taken or obtained on or prior to the Closing Date.

(s)  Under generally accepted accounting principles and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Offered Certificates and the sale of the Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Offered Certificates. The consideration received by the Company upon the sale of the Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Offered Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters. The Company is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company.

(t)  At the Closing Date, the respective classes of Offered Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Offered Certificates to the Underwriters, and the Underwriters agree (except as set forth in Section 10 hereof) severally, but not jointly, to purchase, from the Company, the Offered Certificates in the respective principal amounts (or notional amounts, as applicable) of the Classes of Offered Certificates set forth in Schedule I hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable); provided, however, that the purchase prices set forth in Schedule I hereto may be replaced with the consent of the Company with updated purchase prices specified in a purchase price adjustment letter to be delivered by the Underwriters to the Depositor at or prior to the Closing Date.

3.  Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, NY 10281 at 10:00 a.m., Eastern Standard Time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriters shall designate), which date and time may be changed by agreement between the Underwriters and the Company or as provided herein (such date and time of delivery and payment for the Offered Certificates being herein called the “Closing Date”). Delivery of the Offered Certificates shall be made to the Underwriters, against payment by the Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriters. The Offered Certificates (other than the Class C, Class P, Class R and Class R-X Certificates) to be so delivered shall be in book-entry form, and the Class C, Class P, Class R and Class R-X Certificates shall be in definitive fully registered form, in each case, unless otherwise agreed, in such denominations and registered in such names as the Underwriters may have requested in writing not less than two full business days in advance of the Closing Date.

The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriters in the Borough of Manhattan in The City of New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

4.  Offering of the Offered Certificates. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

5.  Covenants of the Company. The Company covenants and agrees with the Underwriters that:

(a)  The Company has prepared and/or will prepare the Pricing Free Writing Prospectus and the Final Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of such Offered Certificates, and such other information as the Underwriters and the Company may deem appropriate in connection with the offering of such Offered Certificates. The Company promptly will advise the Underwriters or the Underwriters’ counsel (i) when the Pricing Free Writing Prospectus or the Final Prospectus shall each have been filed or transmitted to the Commission for filing pursuant to Rule 433 or Rule 424, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Final Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus or any request by the Commission for any additional information, and shall not file any amendments to the Registration Statement as in effect with respect to the Offered Certificates, or any amendments or supplements to any of the prospectuses, unless it shall have first delivered copies of such amendments or supplements to the Underwriters and given the Underwriters reasonable opportunity to review the same or, if the Underwriters have reasonably objected thereto, promptly after receipt thereof, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission or any authority administering any state securities or “blue sky” law of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose, (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the occurrence of an event that would cause the Pricing Free Writing Prospectus or the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will cause each of the Pricing Free Writing Prospectus and the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 433 and Rule 424 under the Securities Act, as applicable, or will cause the Pricing Free Writing Prospectus and the Final Prospectus to each be filed with the Commission pursuant to said Rule 433 and Rule 424, as applicable.

(b)  If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus or the Registration Statement to comply with the Securities Act or the Regulations, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.

(c)  The Company will furnish to the Underwriters and the Underwriters’ counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by an Underwriter may be required by the Securities Act, as many copies of the Final Prospectus (to the extent that copies of the Final Prospectus are printed at a financial printer) and any amendments and supplements thereto as the Underwriters may reasonably request.

(d)  [Reserved]

(e)  The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

(f)  The Company will pay or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling Agreement and the Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or “blue sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Pricing Free Writing Prospectus and the Final Prospectus, the preparation and production of this Agreement and the delivery to each Underwriter of such copies of the Pricing Free Writing Prospectus and the Final Prospectus (to the extent that copies of the Pricing Free Writing Prospectus or Final Prospectus are printed at a financial printer) as each Underwriter may reasonably request; and the fees of the Rating Agencies (as defined in Section 8 hereof).

(g)  The Company will enter into the Other Agreements on or prior to the Closing Date.

(h)  The Company will file with the Commission within fifteen days after the issuance of the Offered Certificates a current report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Loans to the extent that such information is not set forth in the Final Prospectus. To the extent that the Underwriters have complied with the terms of Section 6 and Section 7 hereof, the Company will file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 as the Company is required under the Regulations, and shall do so within the applicable period of time prescribed by the Regulations.

6.  Representations, Warranties and Covenants of Each Underwriter.Each Underwriter represents, warrants, covenants and agrees with, the Company that:

(a)  It has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than information contained in the Preliminary Term Sheet (or as defined herein).

(b)  In disseminating information to potential investors, it has complied and will continue to comply fully with the Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses.

(c)  It has not disseminated and will not disseminate any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act.

(d)  It has not disseminated and will not disseminate any information relating to the Offered Certificates in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(e)  Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend proscribed under this Agreement.

(f)  Prior to entering into any Contract of Sale, the Underwriter shall convey the Pricing Free Writing Prospectus to each prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Regulations.

(g)  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), and with respect to any class of Offered Certificates with a minimum denomination of less than $100,000, it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of Offered Certificates to the public” in relation to any class of Offered Certificates, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(h)  Each confirmation of sale with respect to Offered Certificates delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend substantially to the following effect in compliance with Rule 173 under the Securities Act:

Rule 173 notice: This security was sold pursuant to an effective registration statement that is on file with the SEC. You may request a copy of the final prospectus at www.sec.gov, or by calling [ ].

7.  Offering Procedures. (a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(ii) “Derived Information” means any information regarding the Offered Certificates as is disseminated by any Underwriter to a potential investor, which information is prepared on the basis of or derived from, but does not include, (A) Issuer Information, (B) information contained in the Registration Statement, either Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Certificates that is disseminated by any Underwriter to a potential investor) or (C) Pool Information.

(iii) “Free Writing Prospectus” means the Preliminary Term Sheet, the Pricing Free Writing Prospectus and any other information relating to the Offered Certificates disseminated by the Company or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(iv) “Issuer Information” means (1) the information contained in the Preliminary Term Sheet, and (2) any other information provided in writing by the Depositor to the Underwriters specifically for dissemination to potential investors, attached hereto as Exhibit D.

(v) “Preliminary Term Sheet” means the preliminary term sheet dated February 28, 2006, attached hereto as Exhibit C.

(b)  Neither the Company nor any Underwriter will disseminate to any potential investor any information relating to the Offered Certificates that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriters, Derived Information, unless (i) if an Underwriter seeks to disseminate such information, such Underwriter or RBS GC, as representative of the Underwriters, has obtained the prior consent of the Company, or (ii) if the Company seeks to disseminate such information, the Company has obtained the prior consent of RBS GC, as representative of the Underwriters.

An Underwriter may convey Derived Information to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that Derived Information shall not be distributed in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act. Each Underwriter shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

Neither the Company nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act, nor shall any Underwriter disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(c)  Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B

(d)     Each Underwriter shall deliver (directly or through RBS GC, as representative of the Underwriters) to the Company and its counsel a copy, in electronic form, of each Free Writing Prospectus disseminated by such Underwriter that is required to be filed with the Commission, not later than two business days prior to the date on which such Free Writing Prospectus is required under the Regulations to be so filed.

8.  Conditions to the Purchase of the Offered Certificates. The obligations of each Underwriter hereunder to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; the Pricing Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 433 under the 1933 Act and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the Securities Act.

(b)  The Company shall have delivered to each Underwriter a certificate of the Company, signed by the President or a vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and (iv) nothing has come to the attention of the signer hereof on behalf of the Company that would lead said signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  The Underwriters and the Company shall have received a negative assurance letter of Thacher Proffitt & Wood LLP with respect to each Prospectus;

(d)  The Underwriters shall have received from Thacher Proffitt & Wood LLP or from counsel for the Company, one or more favorable opinions, dated the Closing Date, to the effect that:

(i)  The Registration Statement has become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement and the Final Prospectus (in each case other than the financial and statistical information contained therein and documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Final Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3, as to which such counsel need express no opinion), as of their respective effective or issue dates each appeared on its face to be appropriately responsive to the applicable requirements of the Securities Act and the Regulations thereunder;

(ii)  This Agreement has been duly authorized, executed and delivered by the Company;

(iii)  Each of the Pooling Agreement and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

(iv)  The statements in the Base Prospectus under the headings “Material Federal Income Tax Consequences” and “ERISA Considerations,” the statements in the Prospectus Supplement under the headings “Federal Income Tax Consequences” and “Considerations for Benefit Plan Investors” to the extent that they constitute matters of federal law or legal conclusions with respect thereto are correct in all material respects with respect to those consequences or aspects that are discussed;

(v)  The direction by the Company to the Trustee to execute, authenticate and deliver the Offered Certificates has been duly authorized by the Company, and the Offered Certificates, when executed and authenticated in the manner contemplated in the Pooling Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

(vi)  The Offered Certificates and the Pooling Agreement conform in all material respects to the descriptions thereof contained in the Final Prospectus;

(vii)  The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act; and

(viii)  Assuming compliance with the Pooling and Servicing Agreement for federal income tax purposes, each REMIC created thereunder will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended.

(e)  The Underwriters shall have received from the Counsel of the Company or an affiliate of the Company, a favorable opinion, dated the Closing Date, to the effect that:

(i)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

(ii)  To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement or the Other Agreements;

(iii)  Based upon such counsel’s review of those laws, regulations and rules of the State of New York and of the federal laws of the United States of America that are normally applicable to transactions of the type contemplated by this Agreement and the Other Agreements, to such counsel’s knowledge, no consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Certificates, and except those that, if not so obtained, would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Other Agreements;

(iv)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company, and none of (A) the issuance and sale of the Offered Certificates, (B) the execution or delivery of or performance under this Agreement or the Other Agreements, and (C) the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates; and

(v)  Such other matters as may be reasonably satisfactory to the Underwriters and counsel for the Underwriters.

(f)  The Underwriters shall have received from the counsel for Option One Mortgage Corporation (“Option One”), as originator, sponsor, servicer and seller a favorable opinion, dated the Closing Date, to the effect that:

(i)  Option One has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Pooling and Servicing Agreement;

(ii)  To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting Option One before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of Option One to carry out the transactions contemplated in the Pooling and Servicing Agreement;

(iii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by Option One of the transactions contemplated herein, except any recordation of the assignments of the Mortgage Loans master serviced by Option One to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed; and

(iv)  Option One is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Option One in its capacities as originator, sponsor and servicer, and neither (A) the execution or delivery of or performance under the Pooling and Servicing Agreement nor (B) the consummation of any other of the transactions contemplated therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of Option One, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which Option One or any of its affiliates is a party or by which it or any of them is bound, or any state or federal statute or regulation applicable to Option One or any of its affiliates or, to the knowledge of such counsel, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over Option One or any of its affiliates.

In addition, such counsel shall state that it has no reason to believe that the sections of each of the Free Writing Prospectus Supplement and the Final Prospectus Supplement captioned “The Originator and the Sponsor” and “The Servicer” as of the date of each of the Free Writing Prospectus Supplement and the Final Prospectus Supplement, and as of the date that the applicable sections are amended or supplemented, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements in such applicable sections, in the light of the circumstances in which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained in such sections.

(v)  The conveyance of the Mortgage Loans from the Seller to the Company pursuant to the Mortgage Loan Purchase Agreement will be recognized as a “true sale” and certain other related bankruptcy and insolvency matters;

(vi)  Such other matters as may be reasonably satisfactory to the Underwriters and counsel for the Underwriters.

(g)  The Underwriters shall receive from Deloitte & Touche llp, certified public accountants, one or more letters, dated the date on which each of the Free Writing Prospectus Supplement and Final Prospectus Supplement is dated and printed and satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, to the effect that such accountants have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Free Writing Prospectus Supplement and the Final Prospectus Supplement, as applicable, under the caption “The Mortgage Loans” agrees with the general accounting records of the Seller or the Company, as applicable.

(h)  The Underwriters shall have received from each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch Ratings, and Moody’s Investors Service, Inc. (each, a “Rating Agency” and collectively, the “Rating Agencies”) a rating letter assigning to the Offered Certificates the ratings indicated on Schedule I hereto, none of which ratings shall have been withdrawn.

(i)  The Underwriters shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and the Underwriters’ counsel, to the effect that the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters and the Trustee.

(j)  The Underwriters shall have received such further information, certificates, documents and opinions as it may reasonably have requested not less than three business days prior to the Closing Date.

(k)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, and the Underwriters and such counsel shall have received such information, certificates and documents as it or they may have reasonably requested.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, this Agreement and all the obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

9.  Indemnification and Contribution. The Company agrees with the Underwriters that:

(a)  The Company shall indemnify and hold harmless each Underwriter, its respective officers and directors, and each Person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter, its officers, directors or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof, including but not limited to any loss, claim, expense, damage or liability related to purchases and sales of the Offered Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either Prospectus, or any amendment or supplement to any of them, or the Issuer Information, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) in reliance upon and in conformity with any Underwriters’ Information; or (y) in any Derived Information in any Free Writing Prospectus, except in the case of clause (y) to the extent that any untrue statement or alleged untrue statement or omission therein results from an error or material omission in the information either in either Prospectus for which the Company is responsible or concerning the characteristics of the Mortgage Loans furnished by the Company to the Underwriters for use in the preparation of any Free Writing Prospectus (any such information, the “Pool Information”); provided, further, that no indemnity shall be provided by Company for any error in the Pool Information that was superseded or corrected by the delivery to the Underwriters of corrected written or electronic information prior to the confirmation of the sale of the Offered Certificates and the Underwriters failed to provide the corrected information in written or electronic form, or for which the Company provided written notice of such error to the Underwriters prior to dissemination by the Underwriters of the Pool Information and the Underwriters disseminated such uncorrected Pool Information (in each case, any such uncorrected Pool Information, a “Pool Error”); and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an omission to include in the Free Writing Prospectus information included in the Final Prospectus. This indemnity will be in addition to any liability that the Company may otherwise have.

(b)  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any Derived Information disseminated by such Underwriter, (ii) any information, other than Derived Information, the Preliminary Term Sheet or any Prospectus, disseminated by such Underwriter and (iii) the Registration Statement, either Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clauses (b)(i) and (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission does not result from an error or material omission in the Pool Information (other than Pool Error), and with respect to clause (b)(iii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information of such Underwriter; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, preparing to defend or defending any such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party or there is a conflict or potential conflict between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel, approved by the Underwriters in the case of paragraph (a) of this Section 9), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and (b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in section 9(a) or (b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

(d)  If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by each Underwriter shall be equal to its aggregate discount and underwriting commissions with respect to the Offered Certificates purchased by it as set forth on Schedule I hereto, and the relative benefits of the Company shall be equal to the balance of the proceeds of the sale of the Offered Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the claims (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total amount of underwriting discounts and commissions received by the Underwriter with respect to the related Offered Certificates (which amounts are set forth in Schedule I hereto) exceeds the amount of damages which such Underwriter would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, a Person, if any, that controls an Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as does such Underwriter and each director of such Underwriter and each officer of such Underwriter shall have the same rights to contribution as such Underwriter, and each Person, if any, that controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10.  Termination. (a) This Agreement shall be subject to termination in the Underwriters’ absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Underwriters’ reasonable judgment, impracticable to market the Offered Certificates on the terms specified herein or (iv) if any other closing condition set forth in Section 8 shall not have been fulfilled when required to be fulfilled.

(b)  If the sale of the Offered Certificates shall not be consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of the default of the Underwriters, the Company shall reimburse the Underwriters for the reasonable fees and expenses of the Underwriters’ counsel and for such other out-of-pocket expenses as shall have been incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Certificates, and upon demand the Company shall pay the full amount thereof to the Underwriters.

(c)  This Agreement will survive delivery of and payment for the Offered Certificates. The provisions of Section 9 and this Section 10(b) and (c) shall survive the termination or cancellation of this Agreement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriters or any of their controlling persons.

11.   No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) neither Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that neither Underwriter has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any of the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12.   Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the “Defaulted Certificates”), then the non-defaulting Underwriters shall have the right, upon receiving notice of such a default from the Company, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Offered Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters have not completed such arrangements within 24 hours after receiving such notice, then

(i)  if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters; or

(ii)  if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the Depositor or any non-defaulting Underwriters.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section 13, each of the non-defaulting Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements may be effected.

13.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or transmitted by facsimile and confirmed to (i) Greenwich Capital Markets, Inc. at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department and (ii) WaMu Capital Corp., will be mailed, delivered or telecopied to it at WaMu Capital Corp., 1201 Third Avenue, WMT 0626, Seattle, WA 98101, Attention: Compliance, Telecopy No. (206) 554-6244, with a copy to Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Attention: John Mahoney, Esq., Telecopy No. (206) 377-6244; and if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department.

14.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 9, and their successors and assigns, and no other Person will have any right or obligation hereunder, except that the representations, warranties, indemnities and agreements contained in this Agreement also shall be deemed to be for the benefit of the Person or Persons, if any, who control an Underwriter within the meaning of the Securities Act and for the benefit of such Underwriter’s officers and directors.

15.  Applicable Law; Counterparts. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL FOR ALL PURPOSES BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH SHALL TOGETHER CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

16.  Minimum Investment Amounts. The Underwriter shall only sell the Offered Certificates to initial investors in minimum total investment amounts of $100,000.

17.  Representations, Warranties and Obligations of GCFP. GCFP represents and warrants to the Underwriters that as of the Closing Date, the execution, delivery and performance of this Agreement by GCFP does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which GCFP is a party, by which GCFP is bound or to which any of the properties or assets of GCFP or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of GCFP, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of GCFP or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over GCFP or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of GCFP or its ability to perform its obligations under this Agreement.

GCFP agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter's officers and directors and each person controlling such Underwriter within the meaning of the 1933 Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Offered Certificates from the Company, to unconditionally and irrevocably indemnify and hold harmless each Underwriter against any failure by the Company to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Company to honor any obligation to any Underwriter pursuant to Sections 5, 9 and/or 10 hereof. In the case of any claim against GCFP by any Underwriter, any officer or director of any Underwriter or any person controlling any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Company.

[Signature page follows]

If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

Very truly yours,

FINANCIAL ASSET SECURITIES CORP.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.

By:
Name:
Title:

WAMU CAPITAL CORP.

By:
Name:
Title:

CONFIRMED AND ACCEPTED for purposes of Section 17, as of the date first above written:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement dated March 7, 2006.

As used in this Agreement, the term “Registration Statement” refers to the Registration Statement on Form S-3, File No. 333-127352.

Closing Date: March 10, 2006.

Pool Balance: $1,046,775,421.57.

Cut-Off Date: March 1, 2006.

Title, Purchase Price and Description of Offered Certificates:

Financial Asset Securities Corp., Soundview Home Loan Trust 2006-OPT1

Asset-Backed Certificates, Series 2006-OPT1, Classes designated below:

Class	Original Class Certificate Principal Balance	Total Underwriting Discount & Commissions	Pass-Through Rate	S&P	Moody’s	Fitch

Class I-A-1	$464,580,000	0.25%	Variable	AAA	AAA	Aaa
Class II-A-1	$168,330,000	0.25%	Variable	AAA	AAA	Aaa
Class II-A-2	$82,360,000	0.25%	Variable	AAA	AAA	Aaa
Class II-A-3	$85,590,000	0.25%	Variable	AAA	AAA	Aaa
Class II-A-4	$26,093,000	0.25%	Variable	AAA	AAA	Aaa
Class M-1	$74,844,000	0.25%	Variable	AA	AA	Aa2
Class M-2	$19,366,000	0.25%	Variable	AA	AA	Aa3
Class M-3	$17,272,000	0.25%	Variable	AA-	AA-	A1
Class M-4	$16,748,000	0.25%	Variable	A+	A+	A2
Class M-5	$16,225,000	0.25%	Variable	A	A-	A3
Class M-6	$14,131,000	0.25%	Variable	BBB+	A-	Baa1
Class M-7	$13,085,000	0.25%	Variable	BBB	BBB+	Baa2
Class M-8	$9,421,000	0.25%	Variable	BBB-	BBB	Baa3

	Underwriters
Class of Certificates	Greenwich Capital Markets, Inc	WaMu Capital Corp.
I-A-1	$418,122,000	$46,458,000
II-A-1	$151,497,000	$16,833,000
II-A-2	$74,124,000	$8,236,000
II-A-3	$77,031,000	$8,559,000
II-A-4	$23,483,700	$2,609,300
M-1	$67,359,600	$7,484,400
M-2	$17,429,400	$1,936,600
M-3	$15,544,800	$1,727,200
M-4	$15,073,200	$1,674,800
M-5	$14,602,500	$1,622,500
M-6	$12,717,900	$1,413,100
M-7	$11,776,500	$1,308,500
M-8	$8,478,900	$942,100

EXHIBIT A

Underwriters’ Information:

The information set forth in the first two sentences under the caption “Method of Distribution” in each of the Pricing Free Writing Prospectus Supplement and the Final Prospectus Supplement.

EXHIBIT B

A legend in substantially the following form must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

EXHIBIT C

Preliminary Term Sheet

EXHIBIT D

Additional Issuer Information

None